UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): September 28, 2012

001-33635

(Commission file number)

CARDIUM THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-0075787
(State of incorporation)	(IRS Employer Identification No.)

12255 El Camino Real, Suite 250 San Diego, California 92130	(858) 436-1000
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On September 28, 2012 Cardium Therapeutics, Inc. a Delaware corporation, or Cardium, acting through its wholly-owned subsidiary MedPodium Health Products, Inc. a Delaware corporation, acquired substantially all of the assets, business and product portfolio of privately-held To Go Brands, Inc., a Nevada corporation or Seller pursuant to an Asset Purchase Agreement among Cardium, its wholly-owned subsidiary and Seller.

To Go Brands develops, markets and sells a portfolio of over 25 products, including nutraceutical powder mixes, supplements and chews to support healthy lifestyles. The product line includes antioxidant-rich drink mixes in convenient stick packs that are designed to pour directly into a water bottle, as well as mix packages for home use and capsule-based dietary supplements, including Trim Energy Green Coffee Bean™, which supports healthy weight loss. These products are sold through food, drug and mass channels at retailers including Whole Foods®, CVS®, Kroger®, GNC®, Jewel-Osco®, Ralph’s Supermarkets®, Meijr®, and the Vitamin Shoppe® and from the company’s web-based store.

Pursuant to the terms of the asset purchase agreement, Cardium’s subsidiary, which expects to change its name to To Go Brands, Inc., acquired substantially all of the Seller’s assets, business and product portfolio. As consideration, Cardium issued to the Seller 9.6 million shares of Cardium’s common stock, which are unregistered and restricted shares. Cardium issued 8.4 million unregistered shares of common stock into an escrow account, to be held for 6 months and then released in tranches over the following one year period ending 18 months following the closing of the transaction. An additional 1.2 million shares of common stock have been issued into escrow and will be held for an 18-month period as security for indemnification claims that may arise in connection with the asset purchase transaction or the related business.

ITEM 2.01	Completion of Acquisition or Disposition of Assets

As a result of the acquisition transaction described in more detail under Item 1.01 above, which disclosure is incorporated herein by reference, on September 28, 2012 Cardium’s wholly-owned subsidiary MedPodium Health Products Inc. acquired the Seller’s interest in substantially all of the assets, properties, goodwill and rights related to the business of the Seller, including without limitation, accounts receivable, inventory, furniture and fixtures, patents, trademarks, and other intellectual property rights.

ITEM 3.02	Unregistered Sale of Equity Securities

On September 28, 2012, as consideration payable to the Seller in connection with the acquisition described in Item 1.01 above, which disclosure is incorporated herein by reference, Cardium issued the Seller 9.6 million shares of Cardium’s common stock, which are unregistered and restricted shares. Cardium issued 8.4 million unregistered shares of common stock, to be held in escrow for 6 months and then released in tranches over the following one year period ending 18 months following the closing of the transaction. An additional 1.2 million shares of common stock have been issued and will be held in escrow for an 18-month period for unrecognized claims that may arise in connection with the asset purchase transaction or the related business.

Cardium’s issuance of shares to the Seller was made in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, for the offer and sale of securities not involving a public offering, Cardium’s reliance was based on: the issuance of the shares in a privately negotiated transaction directly with the purchaser; the limitation of the offering to a single investor; and the absence of any subsequent or contemporaneous offering of securities.

ITEM 9.01	Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

The required financial statements will be provided by amendment to this Form 8-K not later than December 14, 2012.

(b)	Pro forma financial information

The required pro forma financial information will be provided by amendment to this Form 8-K not later than December 14, 2012.

(d)	Exhibits.

10.1	Asset Purchase Agreement dated as of September 28, 2012, by and among Cardium Therapeutics, Inc., MedPodium Health Products, Inc., and To Go Brands, Inc., a Nevada corporation.

99.1	Press Release of Cardium Therapeutics, Inc. issued on October 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIUM THERAPEUTICS, INC.

Date: October 4, 2012	By:	/s/ Christopher J. Reinhard
Christopher J. Reinhard
Chief Executive Officer